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Exhibit 3.20

CERTIFICATE OF FORMATION
OF
OHI ASSET (FL) TARPON SPRINGS, PINELLAS PARK & GAINESVILLE, LLC

        This Certificate of Formation of OHI ASSET (FL) TARPON SPRINGS, PINELLAS PARK & GAINESVILLE, LLC, dated as of January 22, 2004, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, (6 Del.C. §§ 18-101, et. seq.)

        FIRST.    The name of the limited liability company formed hereby is OHI ASSET (FL) TARPON SPRINGS, PINELLAS PARK & GAINESVILLE, LLC.

        SECOND.    The address of its registered office in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of the registered agent at such address is The Corporate Trust Company.

        IN WITNESS WEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ GLENN B. CALLISON Glenn B. Callison Authorized Person

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CERTIFICATE OF FORMATION OF OHI ASSET (FL) TARPON SPRINGS, PINELLAS PARK & GAINESVILLE, LLC